EXHIBIT 99





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          MCI Communications
          Corporation                                MCI
                                                     News
          1801 Pennsylvania Avenue, NW
          Washington, DC 20006




          Contacts:                                  For Release:

              Ray Allieri, Vice President            May 22, 1995
              MCI Investor Relations
              (202) 887-2028

              Joe Pititto
              Nationwide Cellular Service, Inc.
              516-887-0399

              MCI TO ACQUIRE NATIONWIDE CELLULAR SERVICE AS PART OF PLAN TO PROVIDE NATIONWIDE WIRELESS COMMUNICATIONS
              SERVICES

                      WASHINGTON, D.C., May 22, 1995 -- MCI
              Communications Corporation (NASDAQ: MCIC) and Nationwide Cellular Service, Inc. (NASDAQ: NCEL) today announced that they have entered into a definitive merger agreement whereby MCI would acquire Nationwide, the nation's largest cellular reseller, for approximately $190 million in cash, or $18.50 per share.

                      Prior to the merger, Nationwide will distribute
              pro rata to its shareholders the shares it holds in Cellular Technical Services Company, Inc. (NASDAQ:CTSC). These shares will be distributed at a rate of approximately 0.38 CTS shares per share of Nationwide held.

                      MCI said the acquisition of Nationwide is the
              first step of its strategy to provide national wireless services integrated with other MCI services for both consumer and business customers. Instead of owning local wireless transmission facilities, MCI will invest in the creation and delivery of value-added wireless





              services that are uniquely different from those offered today.

                      MCI said it is currently working with a number
              of large cellular facility providers to expand coverage on a national basis.

                      Nationwide, which reported 1994 revenue of $213
              million, provides wireless services to more than 275,000 business and residential customers in 10 major U.S. cities including Baltimore, Boston, Chicago, Los Angeles, Milwaukee, New York City, Philadelphia, San Diego, San Francisco and Washington, D.C. These cities encompass nearly 25 percent of the U.S. population.

                      The merger is subject to approval by the MCI
              board of directors, Nationwide stockholders, certain state regulatory bodies, clearance under the Hart-Scott-Rodino Act and other customary conditions. Nationwide Chairman Stephen Katz and certain directors and executive officers have agreed to vote their shares (representing approximately 25 percent of outstanding Nationwide shares) in favor of the merger. Nationwide's board of directors has voted in favor of the merger.

                      MCI, headquartered in Washington, D.C., has
              expanded from its core long distance business to become the world's third-largest carrier of international calling and a premier provider of data communications over the vast Internet network. With annual revenue of more than $13.3 billion, the company today provides a wide array of consumer and business long distance voice and local services, data and video communications, on-line information, electronic mail, network management services and communications software.

                                        ####


                             Conference Call Information

                      A conference call will be held with MCI's chief
              financial officer, Doug Maine, and Nationwide's





              chairman, Stephen Katz, at 10:00 a.m. EDT.  To access
              the call, dial 1-800-988-9680, password "MCI."   For
              international calls, place a reservation by calling 319-326-5200. Please place your call at least 15 minutes in advance. The operator will call you back in time to access the conference call. The call will be rebroadcast through May 26 by dialing 1-800-475-4387, passcode "1234."